Exhibit 99.1

IMS Health Reports First-Quarter 2015 Results

  Revenue up 7.0 percent at constant currency
  Adjusted EBITDA up 9.8 percent at constant currency
  Adjusted Net Income up 116 percent at constant currency
  Adjusted Diluted Earnings per Share was $0.39, up 15 cents

DANBURY, Conn.--(BUSINESS WIRE)--April 24, 2015--IMS Health Holdings, Inc. (“IMS Health”) (NYSE:IMS), a leading global provider of information and technology services to the healthcare and life sciences industries, today announced results for the quarter ended March 31, 2015.

First-Quarter 2015 Operating Results

Revenue for the first quarter was up 7.0 percent on a constant currency basis, down 2.0 percent on a reported basis, to $632 million, compared with the first quarter of 2014 as the dollar continued to strengthen. The company’s strong revenue performance in the first quarter was driven by a 12.7 percent increase in technology services revenue on a constant currency basis, up 5.3 percent on a reported basis. Information offerings revenue was up 3.0 percent on a constant currency basis, down 7.0 percent reported. Revenue grew across all geographic regions at constant currency. Emerging markets revenue increased 11.2 percent on a constant currency basis, decreasing 2.9 percent on a reported basis. Developed markets revenue grew 6.1 percent on a constant currency basis, down 1.8 percent reported, versus the same period last year.

Adjusted EBITDA improved 9.8 percent on a constant currency basis, down 0.5 percent reported, to $216 million, compared with the first quarter of 2014. This improvement reflected both the drop-through from revenue growth to Adjusted EBITDA and the impact of continued cost-reduction initiatives. Adjusted EBITDA as a percentage of revenue for the quarter improved by 87 basis points on a constant currency basis, or 49 basis points on a reported basis to 34.2 percent.

“We are pleased to report yet another quarter of strong operating performance, with our technology services offerings again growing double digits at constant currency,” said Ari Bousbib, chairman and CEO, IMS Health. “Important contract wins during the quarter position us well to continue this momentum.”

First-quarter 2015 net income was $298 million compared with a net loss of $24 million in last year’s first quarter, which included higher equity compensation expense and other one-time expenses related to the IPO. During the first quarter of 2015, IMS Health asserted that all non-U.S. earnings will now indefinitely be reinvested outside of the U.S. with the company no longer accruing taxes at the higher U.S. tax rates. This resulted in a $256 million non-cash income tax benefit from a one-time reduction in the deferred tax liability. Adjusted Net Income, which excludes the non-cash income tax benefit, was $136 million, up $66 million from the prior-year’s quarter, primarily due to lower interest expense and lower cash taxes.

Diluted earnings per share was $0.86 in the first quarter, compared with a $0.09 loss per share in the first quarter of 2014. Adjusted Diluted Earnings per Share was $0.39 in the first quarter, compared with $0.24 in the prior-year period, an 80 percent increase on a constant currency basis and a 62 percent increase on a reported basis.

Financial Position

As of March 31, 2015, cash and cash equivalents were $639 million and the principal amount of debt was $3,969 million, resulting in net debt of $3,330 million. At the end of the first quarter of 2015, IMS Health’s Gross Leverage Ratio was 4.5 times trailing 12 month Adjusted EBITDA, compared with 4.3 times at December 31, 2014. The increases in cash, debt and the Gross Leverage Ratio were due to the issuance in the first quarter of Euro notes to finance the Cegedim acquisition, which closed in the second quarter.

Cash Flow

Net cash provided by operating activities was $30 million in the first quarter, compared with a $103 million use of cash in the first quarter of 2014. Capital expenditures and additions to deferred software of $32 million declined by $22 million versus the first quarter of 2014 due to $26 million of expenditures last year related to the company’s purchase of its new global delivery center in Bangalore, India. Unlevered Free Cash Flow for the first quarter was $57 million, up $68 million from the same period last year.

2015 Full-Year Guidance

IMS Health reaffirms full-year 2015 constant currency guidance. The company expects core IMS Health (excluding the impact of the acquisition of Cegedim’s CRM and Strategic Data businesses) to have full-year 2015 constant currency growth of 5 to 6 percent in revenue, 7.5 to 8.5 percent in Adjusted EBITDA, 16 to 19 percent in Adjusted Net Income, and 11 to 14 percent in Adjusted Diluted Earnings per Share. Including the acquisition of Cegedim’s CRM and Strategic Data businesses (Combined business), IMS Health expects to have full-year 2015 constant currency growth of 19 to 20 percent in revenue, 13 to 14 percent in Adjusted EBITDA, 20 to 23 percent in Adjusted Net Income, and 15 to 18 percent in Adjusted Diluted Earnings per Share.

Solely due to the strengthening of the U.S. Dollar, the company is revising full-year reported revenue growth to approximately 10 percent and Adjusted EBITDA growth to approximately 4 percent for the Combined business. However, assuming current foreign exchange rates hold constant through the end of the year, IMS Health is maintaining full-year reported guidance for Adjusted Net Income growth of 8 to 11 percent and Adjusted Diluted Earnings per Share growth of 4 to 6 percent for the Combined business.

Constant Currency

IMS Health reports results in U.S. dollars, but does business on a global basis. Exchange rate fluctuations affect the U.S. dollar value of foreign currency revenue and expenses and may have a significant effect on reported results. The discussion of IMS Health’s financial results in this release includes comparisons with the prior year in constant currency terms, using consistent exchange rates. Management believes this information facilitates comparison of underlying results over time.

Non-GAAP Measures

This release presents certain “non-GAAP Measures” and other statistical measures, including Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share, Gross Leverage Ratio and Unlevered Free Cash Flow, because management believes these measures provide additional information regarding the company’s performance and its ability to service debt. In addition, management believes that these measures are useful to assess the company’s operating performance trends because they exclude certain material non-cash items, unusual or non-recurring items that are not expected to continue in the future, and certain other items. The non-GAAP Measures are not presented in accordance with U.S. GAAP, and IMS Health’s computation of these non-GAAP Measures may vary from those used by other companies. These measures have limitations as an analytical tool, and should not be considered in isolation or as a substitute or alternative to net income or loss, operating income or loss, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP. Reconciliations of these non-GAAP Measures to the most directly comparable GAAP Measures and related notes are presented at the end of this release.

The non-GAAP Measures used in our full-year guidance will differ from U.S. GAAP net income, earnings per share and net cash used in operating activities, respectively, in ways similar to those described in the reconciliations at the end of this press release.

Conference Call and Webcast

IMS Health’s management team will host a conference call and webcast to discuss the company’s first-quarter 2015 results at 9:00 a.m. Eastern Time on Friday, April 24, 2015. The audio and slide presentation for the call can be accessed live by webcast on IMS Health’s Investor Relations website at http://ir.imshealth.com. The discussion also will be available by dialing +1-800-768-5121 in the U.S. and Canada, or +1-212-231-2920 for international callers. A replay of the webcast will be available on the company’s Investor Relations site at http://ir.imshealth.com following the live call.

Forward-looking Statements

Reported numbers are preliminary and not final until the filing of IMS Health’s Form 10-Q with the Securities and Exchange Commission and, therefore, remain subject to adjustment. This press release includes “forward-looking statements” including statements regarding future financial and operating results, especially those set forth under the heading “Full-Year Guidance.” The words “guidance,” “ongoing,” “believes,” “expects,” “may,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees that the future results, plans, intentions or expectations expressed or implied will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including regulatory, competitive and other factors, which may cause actual financial or operating results or the timing of events to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include, but are not limited to: imposition of restrictions on our use of data by data suppliers or their refusal to license data to us; failure to meet our productivity objectives; failure to successfully invest in growth opportunities; imposition of restrictions on our current and future activities under data protection and privacy laws; breaches or misuse of our or our outsourcing partners’ security or communications systems; hardware and software failures, delays in the operation of our computer and communications systems or the failure to implement system enhancements; consolidation in the industries in which our clients operate; our ability to protect our intellectual property rights and our susceptibility to claims by others that we are infringing on their intellectual property rights; the risks associated with operating on a global basis, including fluctuations in the value of foreign currencies relative to the U.S. dollar, and the ability to successfully hedge such risks; general economic conditions in the markets in which we operate, including financial market conditions; our ability to successfully integrate Cegedim’s Customer Relationship Management and Strategic Data businesses, and the other factors set forth in the “Risk Factors” section of our annual report on form 10-K on file with the SEC, for the period ending December 31, 2014 and any subsequent SEC filings. We undertake no obligation to publicly update any forward-looking statements whether as a result of new information, future developments or otherwise.

About IMS Health

IMS Health is a leading global information and technology services company providing clients in the healthcare industry with comprehensive solutions to measure and improve their performance. End-to-end proprietary applications and configurable solutions connect 10+ petabytes of complex healthcare data through the IMS OneTM cloud-based master data management platform, providing comprehensive insights into diseases, treatments, costs and outcomes. The company’s 15,000 employees blend global consistency and local market knowledge across 100 countries to help clients run their operations more efficiently. Customers include pharmaceutical, consumer health and medical device manufacturers and distributors, providers, payers, government agencies, policymakers, researchers and the financial community.

As a global leader in protecting individual patient privacy, IMS Health uses anonymous healthcare data to deliver critical, real-world disease and treatment insights. These insights help biotech and pharmaceutical companies, medical researchers, government agencies, payers and other healthcare stakeholders to identify unmet treatment needs and understand the effectiveness and value of pharmaceutical products in improving overall health outcomes. Additional information is available at www.imshealth.com.

IMSFIN

Table 1
IMS Health Holdings, Inc.
Income Statement
(Preliminary and Unaudited)

	Three Months Ended
	March 31,
(in millions, except per share data)	2015	2014
Revenue	$632	$645
Information	354	381
Technology services	278	264
Operating costs of information, exclusive of depreciation and amortization	157	164
Direct and incremental costs of technology services, exclusive of depreciation and amortization	138	136
Selling and administrative expenses, exclusive of depreciation and amortization	137	171
Depreciation and amortization	96	107
Severance, impairment and other charges	13	—
Operating Income	91	67
Interest income	—	2
Interest expense	(37)	(89)
Other income (loss), net	4	(17)
Non-Operating Loss, Net	(33)	(104)
Income (Loss) before income taxes	58	(37)
Benefit from income taxes	240	13
Net Income (Loss)	$298	$(24)

Earnings (Loss) per Share Attributable to Common Shareholders:
Basic	$0.89	$(0.09)
Diluted	$0.86	$(0.09)
Weighted-Average Common Shares Outstanding:
Basic	335.5	279.9
Diluted	345.3	279.9

Table 2
IMS Health Holdings, Inc.
Condensed Balance Sheet
(Preliminary and Unaudited)

	March 31,	December 31,
(in millions)	2015	2014
Assets:
Cash and cash equivalents	$639	$390
Restricted cash	21	24
Accounts receivable, net	380	330
Property, plant and equipment, at cost	152	153
Computer software, net	252	258
Goodwill & other identifiable intangibles	5,392	5,559
Other current & long-term assets	427	436
Total Assets	$7,263	$7,150

Liabilities and Shareholders’ Equity:
Liabilities:
Accounts payable, accrued & other current liabilities, & deferred revenues	$692	$735
Postretirement and postemployment benefits	91	95
Long-term deferred tax and other liabilities	745	985
Debt	3,947	3,793
Total Liabilities	5,475	5,608

Shareholders’ Equity:
Total Shareholders’ Equity	1,788	1,542

Total Liabilities and Shareholders’ Equity	$7,263	$7,150

Table 3
IMS Health Holdings, Inc.
Condensed Statement of Cash Flows
(Preliminary and Unaudited)

	Three Months Ended
	March 31,
(in millions)	2015	2014
Cash Flows from Operating Activities:
Net Income (Loss)	$298	$(24)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by (Used in) Operating Activities:
Depreciation and amortization	96	107
Deferred income taxes	(262)	(38)
Non-cash stock-based compensation charges	6	31
Loss on Venezuela remeasurement	7	—
Other	(9)	17
Change in assets and liabilities, excluding effects from acquisitions and dispositions:
Current assets and liabilities	(102)	(176)
Long term assets and liabilities	(4)	(20)
Net Cash Provided by (Used in) Operating Activities	30	(103)

Cash Flows from Investing Activities:
Capital expenditures	(9)	(33)
Additions to computer software	(23)	(21)
Payments for acquisitions of businesses, net of cash acquired	(26)	(1)
Other investing activities, net	(1)	(1)
Net Cash Used in Investing Activities	(59)	(56)

Cash Flows from Financing Activities:
Net Cash Provided by (Used in) Financing Activities	287	(27)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(9)	1
Increase (Decrease) in Cash and Cash Equivalents	249	(185)
Cash and Cash Equivalents, Beginning of Period	390	725
Cash and Cash Equivalents, End of Period	$639	$540

Table 4
IMS Health Holdings, Inc.
Net Income (Loss) to Adjusted EBITDA Reconciliation
(Preliminary and Unaudited)

	Three Months Ended March 31,
(in millions)	2015	2014
Net Income (Loss)	$298	$(24)
Benefit from income taxes	(240)	(13)
Other (income) loss, net	(4)	17
Interest expense	37	89
Interest income	—	(2)
Depreciation and amortization	96	107
Deferred revenue purchase accounting adjustments	1	2
Non-cash stock-based compensation charges	6	31
Restructuring and related charges (1)	14	2
Acquisition-related charges (2)	8	6
Sponsor monitoring fees (2)	—	2
Adjusted EBITDA	$216	$217
Depreciation and amortization	(34)	(31)
Interest expense, net	(37)	(87)
Royalty hedge gains	7	—
Cash tax payments, net of refunds	(16)	(29)
Adjusted Net Income	$136	$70

(1)

Restructuring and related charges includes severance and impairment charges and the cost of employee and third-party charges related to dual running costs for knowledge transfer activities. Dual running costs for knowledge and transfer activities of
$1 million in both the three months ended March 31, 2015 and 2014.

(2)	Acquisition-related charges and Sponsor monitoring fees are included in Selling and administrative expenses.

Table 5
IMS Health Holdings, Inc.
Net Income (Loss) to Adjusted Net Income Reconciliation
(Preliminary and Unaudited)

	Three Months Ended March 31,
(in millions, except per share data)	2015	2014
Net Income (Loss)	$298	$(24)
Benefit from income taxes	(240)	(13)
Amortization associated with purchase accounting	62	76
Deferred revenue purchasing accounting adjustments	1	2
Non-cash stock-based compensation charges	6	31
Restructuring and related charges (1)	14	2
Acquisition-related charges (2)	8	6
Sponsor monitoring fees (2)	—	2
Other (income) loss, net	(4)	17
Adjusted Pre Tax Income	$145	$99
Royalty hedge gains	7	—
Cash tax payments, net of refunds	(16)	(29)
Adjusted Net Income	$136	$70

Adjusted Earnings per Share Attributable to Common Shareholders:
Basic	$0.40	$0.25
Diluted	$0.39	$0.24
Weighted-Average Common Shares Outstanding:
Basic	335.5	279.9
Diluted	345.3	288.1

(1)

Restructuring and related charges includes severance and impairment charges and the cost of employee and third-party charges related to dual running costs for knowledge transfer activities. Dual running costs for knowledge and transfer activities of
$1 million in both the three months ended March 31, 2015 and 2014.

(2)	Acquisition-related charges and Sponsor monitoring fees are included in Selling and administrative expenses.

Table 6
IMS Health Holdings, Inc.
Net Cash Provided by (Used in) Operating Activities
to Unlevered Free Cash Flow
(Preliminary and Unaudited)

	Three Months Ended March 31,
(in millions)	2015	2014
Net Cash Provided by (Used in) Operating Activities	$30	$(103)
Capital expenditures	(9)	(33)
Additions to computer software	(23)	(21)
Free Cash Flow	$(2)	$(157)
Cash interest payments	30	102
Cash tax payments, net of refunds	16	29
Acquisition related charges (1)	8	6
Sponsor monitoring fees (1)	—	2
One-time IPO expense	—	—
Severance, transaction & other payments	7	5
FX hedge (receipts) payments	(2)	1
Unlevered Free Cash Flow	$57	$(11)

(1)	Acquisition-related charges and Sponsor monitoring fees are included in Selling and administrative expenses.

Table 7
IMS Health Holdings, Inc.
Calculation of Gross Leverage Ratio
as of March 31, 2015
(Preliminary and Unaudited)

(in millions)
Gross Debt as of March 31, 2015	$3,969
Adjusted EBITDA for the year ended December 31, 2014	878
Less: Adjusted EBITDA for the three months ended March 31, 2014	(217)
Add: Adjusted EBITDA for the three months ended March 31, 2015	216
Adjusted EBITDA for the twelve months ended March 31, 2015	$877
Gross Leverage Ratio (Gross Debt/LTM Adjusted EBITDA)	4.5x

Table 8
IMS Health Holdings, Inc.
Non-GAAP Adjustments
By Income Statement Line Items
(Preliminary and Unaudited)

	Three Months Ended March 31,
(in millions)	2015	2014
Non-GAAP adjustments included in:
Operating costs of information, exclusive of depreciation and amortization	1	4
Direct and incremental costs of technology services, exclusive of depreciation and amortization	1	3
Selling and administrative expenses, exclusive of depreciation and amortization	14	34

CONTACT:
IMS Health Holdings, Inc.
Investor Relations
Tom Kinsley, +1-203-448-4691
tkinsley@imshealth.com
or
Media Relations
Tor Constantino, +1-484-567-6732
tconstantino@us.imshealth.com